UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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COPART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000
November 4, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Copart, Inc. to be held on Friday, December 6, 2019, at 8:00 a.m., Central Daylight Time, at Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked:

•
To elect the nine nominees for director named in the proxy statement to hold office until our 2020 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2019;

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet. Returning the proxy card or voting electronically or telephonically does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the annual meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2019 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON Chairman

This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2019 annual report are being distributed and made available on or about November 4, 2019 to all stockholders of record entitled to vote at the annual meeting.

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date		8:00 a.m., Central Daylight Time, on Friday, December 6, 2019

Place		Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254

Items of Business	•
To elect the nine nominees for director named in this proxy statement to hold office until our 2020 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

	•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2019.
	•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020.
	•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date	You are entitled to vote only if you were a Copart stockholder of record as of the close of business on the record date, October 15, 2019.

Meeting Admission
You are entitled to attend the annual meeting only if you were a Copart stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting ownership on the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

A complete list of stockholders entitled to vote at the meeting will be available and open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during normal business hours at our corporate headquarters.

Annual Report	Our 2019 annual report is enclosed with these materials as a separate booklet. You may also access our 2019 annual report by visiting www.edocumentview.com/CPRT.

Date of Mailing
This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2019 annual report are being distributed and made available on or about November 4, 2019 to all stockholders of record entitled to vote at the annual meeting.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 6, 2019: The notice of annual meeting, proxy statement, proxy card, and 2019 annual report are available by visiting www.edocumentview.com/CPRT.

PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

(i)

(ii)

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held December 6, 2019

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the proxy card or voting by telephone or over the Internet. We have designated our chief executive officer, A. Jayson Adair, and our senior vice president, general counsel and secretary, Gregory R. DePasquale, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Copart, Inc., a Delaware corporation, of proxies to be voted at our 2019 Annual Meeting of Stockholders. The annual meeting will take place on Friday, December 6, 2019 at 8:00 a.m., Central Daylight Time, at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. Directions to the annual meeting are included on page 51 of this proxy statement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and 2019 annual report are being distributed and made available on or about November 4, 2019 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information. We use several abbreviations in this proxy statement. The term “proxy materials” means this proxy statement, notice of annual meeting of stockholders, as well as the proxy card and our 2019 annual report to stockholders. References to “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•
To elect the nine nominees for director named in this proxy statement to hold office until our 2020 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2019; and

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020.
We will also transact such other business that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the nine nominees for director named in this proxy statement.

•	“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers for the fiscal year ended July 31, 2019.

•
“FOR” the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020.

Who is entitled to vote at the annual meeting?

Each share of our common stock issued and outstanding as of the close of business on October 15, 2019, the record date for our annual meeting, is entitled to vote on all items being considered at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 232,353,721 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

Am I entitled to cumulate my votes at the annual meeting?

No. You may not cumulate your votes for the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by Copart. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

Many of our stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee, or nominee. You are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

How can I contact Copart’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 282-1168, or by writing Computershare Trust Company, N.A., P.O. Box 505000, Louisville, Kentucky 40233-5000. You may also access instructions with respect to certain stockholder matters (e.g., lost share certificates, change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

You are invited to attend the annual meeting if you were a stockholder of record as of the record date, October 15, 2019, you hold a valid proxy for the annual meeting, or you are a beneficial owner as of the record date, October 15, 2019. If you are a stockholder of record, meaning you hold shares directly in your name with Computershare Trust Company, N.A., please bring government-issued photo identification for entrance to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, October 15, 2019, together with government-issued photo identification.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card, or, if you vote by telephone or by Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Stockholders of record — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.

Beneficial owners — Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

By mail

Please complete, sign, and date the proxy or voting instruction card and return it in the prepaid envelope at any time prior to the annual meeting. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

By telephone

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

By Internet

You can vote via the Internet by following the instructions provided on your proxy card.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four hours a day until 1:00 a.m., Central time, on December 6, 2019. If you vote by telephone or the Internet, you do not have to return your proxy or voting instruction card.

If you are a beneficial owner of shares, your broker, trustee, or nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

Yes, you have the right to revoke your proxy at any time prior to the time your shares are voted. If you are the stockholder of record, you may revoke your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under the subheading “How can I vote my shares without attending the annual meeting?” (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attn: Gregory R. DePasquale, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Copart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

A quorum is the minimum number of shares required to be present at the annual meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at the annual meeting. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another place, if any, date, or time. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, trustee, or nominee you must instruct the broker, trustee, or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, trustee, or nominee, your broker, trustee, or nominee has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Number Three), even if the broker has not received voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal Number One), and the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Two) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors (Proposal Number One), and the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Two) to your broker, trustee, or other nominee.

What is the voting requirement to approve each of the proposals?

Discretionary Voting
Proposal	Vote Required	Allowed?
Election of directors	Majority of the votes cast	No

Advisory vote to approve executive compensation	Majority of the votes cast	No

Ratification of appointment of Ernst & Young LLP	Majority of the votes cast	Yes

Election of Directors

Directors are elected by majority vote, which requires the affirmative vote of a majority of the total votes cast at the annual meeting. For a description of our majority voting standard, please refer to the sections captioned “Corporate Governance and Board of Directors”. You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee. Abstentions and broker non-votes are not counted as votes "FOR" or "AGAINST" and will not affect the outcome of the election of directors.

Advisory (Non-Binding) Vote on Approval of Executive Compensation

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2019. You may vote “FOR”, “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes "FOR" or "AGAINST" and will not affect the outcome of this proposal.

Ratification of Appointment of Ernst & Young LLP

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, A. Jayson Adair and Gregory R. DePasquale, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

What is the interest of the company's executive officers and directors in the proposals being voted upon?

None of our executive officers or directors or their associates has any substantial interest in any matter to be acted upon, other than our directors, with respect to the election to office of the directors so nominated.

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the entire costs of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional solicitation material furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners, and we expect to reimburse the corresponding forwarding expenses.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the 2019 annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2019 annual report and/or proxy statement, you may write to or call our Investor Relations Department at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, telephone (972) 391-5000. Any such request should be made promptly in order to ensure timely delivery. Any stockholders of record who (i) share the same address and currently receive multiple copies of our annual report and proxy statement and (ii) wish to receive only one copy of these materials per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares beneficially in street name, please contact your bank, broker, or other holder of record to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than July 7, 2020; provided, however, that in the event that we hold our 2020 annual meeting of stockholders more than thirty days from the one year anniversary date of the 2019 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. All stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Copart, Inc.
Attn: Corporate Secretary
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

The submission of a stockholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Stockholder Proposals to be Brought Before the 2020 Annual Meeting

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2020 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than August 21, 2020, and

•	not later than the close of business on September 20, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than thirty days before or after the one year anniversary date of the 2019 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Requirements for Stockholder Proposals to be Brought Before the 2020 Annual Meeting” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our general counsel at our address set forth above for our corporate secretary. For additional information regarding stockholder recommendations for director candidates, please see the sections entitled “Corporate Governance and Board of Directors — Director Nomination Process” and “Corporate Governance and Board of Directors — Considerations in Identifying and Evaluating Director Nominees.”

Availability of Bylaws

A copy of our current bylaws may be obtained free of charge by written request to our Investor Relations Department c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors Composition

Our board of directors is currently comprised of nine members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members, and nine directors are currently authorized. The board of directors is nominating nine nominees for election.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of stockholders following such election or their resignation or removal. At each annual meeting of stockholders, the terms of each of our incumbent directors expire and nine members of our board of directors are standing for re-election as directors.

In September 2016, based on an evaluation of our corporate governance structures generally, our board of directors approved an amendment and restatement of our bylaws to implement a majority voting standard in the election of directors, except in the event of a contested election in which case we will revert to a plurality voting standard, the default standard under Delaware law. For a description of our majority voting standard, please refer to the section captioned “Proposal Number One-Election of Directors.”

Board Skills Matrix

The directors serving on our board come from diverse backgrounds that align with our business requirements, help us to address the risks to which our business is subject, and foster sound business judgments. For biographical information on our directors, please refer to the section captioned “Proposal Number One-Election of Directors.”

Industry experience among our board of directors is a highly relevant and important background for our business, and for this reason our board includes representatives with direct operations experience in our core salvage vehicle remarketing business. Four of our directors have served as our current or former executives, and each of them has over 25 years of experience in the salvage vehicle industry.

We believe that investment industry experience is also valuable for good stewardship of our business, by providing us with an informed perspective such that we can make decisions in alignment with the long-term interests of our stockholders. Currently two of our directors come from investment management backgrounds.

Because we operate in a complex regulatory environment under the laws of many different national, state, and local jurisdictions in the geographies where we conduct operations, we believe that government experience is highly relevant and important for our business oversight. One of our directors is a former state governor, and this experience helps to inform our board decisions.

Given the importance of technology to our business model, we determined that our board would benefit from additional directors with significant backgrounds in the technology sector. We addressed this need by recruiting two new directors, one who served as the chief technology officer at a leading auction services technology company, and one who currently serves as the executive vice president and chief financial officer at a company that specializes in owning and operating enterprise data centers. Taken together with the technology experience of our four directors who are our current or former executives, two-thirds of our board members have meaningful technology backgrounds.

Because of the criticality of land capacity to our business operations, we believe that experience in land acquisitions, zoning, and development enhances the board oversight of our business. Six of our directors have substantial direct experience in land acquisitions, including four directors who are our current or former executives, one who currently serves as the executive vice president and chief financial officer of a real estate investment trust, and one director who serves on the board of another publicly traded corporation that invests in industrial real estate.

Finance and accounting expertise is likewise critical. To meet this specialized expertise requirement, two of our board members are currently chief financial officers at other companies with CPA certifications, two additional board members have deep expertise in financial analysis as a result of their investment management backgrounds, and one of our directors has substantial experience with budget development, analysis and oversight in the government sector.

We believe that experience serving as directors of other publicly traded corporations is also highly beneficial to our board oversight function. Four of our directors have experience as current or former directors at one or more publicly traded corporations beyond their service on our board of directors.

The table below identifies the directors on our board against the combination of diverse backgrounds and specialized expertise described in this section:

Industry Background and Specialized Expertise
Director	Salvage Vehicle Industry Executive Management Experience	Investment Management Industry Executive Management Experience	Technology Sector Executive Management Experience	Land Acquisition and Development Executive Management Experience	Government Executive Management Experience	Specialized Finance and Accounting Expertise	Certified Public Accountant	Other Publicly Traded Corporation Director Experience
Willis J. Johnson	✓		✓	✓
A. Jayson Adair	✓		✓	✓
Steven D. Cohan	✓		✓	✓		✓	✓
Daniel J. Englander		✓		✓		✓		✓
Diane M. Morefield			✓	✓		✓	✓	✓
James M. Meeks	✓		✓	✓
Thomas N. Tryforos		✓				✓		✓
Matt Blunt					✓	✓
Stephen Fisher			✓					✓

Fiscal 2019 Board Meetings

During fiscal 2019, our board of directors held seven actual meetings, and took action seven times by unanimous written consent. Each of our directors attended or participated in 75% or more of the total number of meetings of our board of directors held during the period of their service, and 75% or more of the meetings held by the standing committees of our board of directors on which they served during the past fiscal year.

Board Leadership Structure

Our board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of our board and chief executive officer in a way that it believes is in our best interests. Currently, the roles of chairman of our board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our executive chairman, and A. Jayson Adair is our chief executive officer. Our board believes that the separation of the offices of chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations, and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board. Our board’s administration of risk oversight has not affected its leadership structure.

In October 2018, our board of directors appointed Daniel J. Englander as a our lead independent director. In this role, Mr. Englander serves as the formal liaison between the board and the chief executive officer, reviews and approves the proposed board agendas, and leads the executive session portion of our regular board meetings at which only independent directors are present.

Director Independence

As a company listed on the NASDAQ Global Select Market, or NASDAQ, we are required under the NASDAQ listing requirements to maintain a board comprised of a majority of "independent directors", as determined affirmatively by our board. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of our audit, compensation, and nominating and governance committees be independent. In September 2019, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that a majority of our directors are "independent directors" as defined under applicable NASDAQ rules. Of our incumbent directors,

Matt Blunt, Steven D. Cohan, Daniel J. Englander, James M. Meeks, Thomas N. Tryforos, Diane M. Morefield and Stephen Fisher have each been determined by our board to be an “independent director” as that term is defined under the rules of NASDAQ.

Our board of directors has not established categorical standards or guidelines to make director independence determinations but considers all relevant facts and circumstances. Our board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family, and other relationships, and on discussions with our directors. In making its independence determinations, our board considered transactions between us and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to us and a person or entity with a known connection to a director are presented to our board of directors for consideration. In making its determination that certain directors are independent, our board of directors considered the transactions in the context of the NASDAQ rules, and the standards established by the SEC for members of audit committees for compensation committee members.

Oversight of Risk Management

The role of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our board’s role in risk oversight is consistent with our board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure, and our board and committees providing oversight in connection with those efforts. While our board has the ultimate oversight responsibility for our risk management policies and processes, the committees of our board also have responsibility for risk oversight with respect to certain matters.

Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, our audit committee meets periodically with our independent auditors, our internal auditors, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control, and report these exposures. Additionally, our audit committee reviews significant findings prepared by our independent auditors together with management’s responses as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions, business conduct, regulatory compliance, and cybersecurity and privacy compliance.

Our compensation committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. Our management has reviewed with our compensation committee the compensation plans and programs that could have a material impact on us. The management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether our management would recommend any changes to the plans. Our management also reviewed with our compensation committee risk-mitigating controls such as the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Our nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of our board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board. As part of its oversight of our overall governance practices, the nominating and governance committee has adopted our enterprise policy development and governance framework.

Board Committees

Our board of directors maintains three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our website at www.copart.com.

During fiscal 2019 our board committees were comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	✓	—
Daniel J. Englander	✓	Chair	✓
Thomas N. Tryforos	—	✓	Chair
On October 16, 2019, our board of directors approved the following committee compositions:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	—	—
Daniel J. Englander	—	Chair	—
Thomas N. Tryforos	—	✓	✓
Diane M. Morefield	✓	—	Chair
Stephen Fisher	—	✓	—

Only directors deemed to be “independent” (see below) serve on the audit, compensation, or nominating and governance committees. However, our board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our board may determine.

Audit Committee. Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls, and (iv) reviewing our privacy compliance and cybersecurity programs. The purposes of our audit committee are, among other things, to:

•	Oversee our accounting and financial reporting processes and audits of our consolidated financial statements;

•
Assist our board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our internal accounting and financial controls; (iii) our compliance with legal and regulatory requirements; and (iv) our independent auditor’s qualifications, independence, and performance;

•	Prepare the audit committee report that the rules of the SEC require be included in our annual proxy statement;

•	Provide our board with the result of its monitoring and any recommendations derived from such monitoring;

•	Provide our board with additional information and materials as our audit committee may determine to be necessary to make our board aware of significant financial matters requiring board attention; and

•	Function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel.

•	Oversee our privacy compliance and cybersecurity programs.

Our audit committee held four actual meetings during fiscal 2019, and took action once by unanimous written consent. Our audit committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Audit-Committee-Charter.

The audit committee currently consists of Steven D. Cohan, Matt Blunt, and Diane M. Morefield. Mr. Cohan is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee are “independent directors”

as contemplated by the NASDAQ listing rules and the rules of the SEC relating to audit committee independence. Our board of directors has determined that Mr. Cohan, the chairman of the audit committee, qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on our board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. Our board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on our audit committee.

Compensation Committee. Our compensation committee is generally responsible for, among other things, (i) assisting our board of directors in providing oversight of our compensation policies, plans and benefits programs and (ii) reviewing and approving, and, where appropriate, making recommendations to our board of directors regarding all forms of compensation to be provided to all of our employees, directors, and consultants, including stock compensation and loans, and all bonus and stock compensation to all employees.

Please see the sections entitled “Compensation of Directors and Executive Chairman,” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held six actual meetings during fiscal 2019, and took action seven separate times by unanimous written consent. Our compensation committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

The compensation committee currently consists of Daniel J. Englander, Thomas N. Tryforos, and Stephen Fisher. Mr. Englander is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee are (i) “independent directors” as contemplated by NASDAQ listing rules and the rules of the SEC relating to compensation committee independence, (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (Code).

Nominating and Governance Committee. Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to stockholders and that we have and follow appropriate governance standards. The committee is authorized to assist our board by identifying prospective director nominees, to select the director nominees for the next annual meeting of stockholders, and to develop and recommend to our board governance principles applicable to us. Our nominating and governance committee also oversees our enterprise policy development and governance framework.

Our nominating and governance committee held three meetings during fiscal 2019, and took action once by unanimous written consent. Our nominating and governance committee acts under a written charter adopted and approved by our board of directors, which can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Nominating-and-Governance-Committee-Charter.

The nominating and governance committee consists of Diane M. Morefield, Thomas N. Tryforos, and Matt Blunt. Ms. Morefield is the chair of our nominating and governance committee. Our board of directors has determined that each of the members of our nominating and governance committee is an “independent director” as contemplated by NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consisted of Messrs. Englander, Tryforos, and Cohan during fiscal 2019. No member of our compensation committee was, at any time during fiscal 2019, an officer or employee of Copart or any of our subsidiaries. Mr. Cohan was previously an officer of Copart from 1992-1996. In addition, no member of our compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC at the time such committee member served as a board member and committee member.

No interlocking relationship, as described by the SEC, currently exists or existed during fiscal 2019 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Director Nomination Process”

below. The nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and governance committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•
Factors such as character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments, and the like; and

•	Other factors that our nominating and governance committee may consider appropriate.

Our nominating and governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and governance committee considers diversity as one of many factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

If our nominating and governance committee determines that an additional or replacement director is required, the nominating and governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and governance committee, board or management.

Director Nomination Process

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Copart, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance at stockholder meetings, our directors are encouraged to attend the annual meeting of stockholders. One of our directors attended our 2018 annual meeting of stockholders.

No Hedging Policy

Our insider trading policy precludes our officers and directors from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.

Stockholder Communications with our Board of Directors

Our board of directors recommends that stockholders who wish to communicate directly with our board should do so in writing. Our board of directors has approved the following procedure for stockholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., Attention: General Counsel, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. All mail received will be logged in, opened, and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of our nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of our board. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

This procedure does not apply to stockholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?”

Environmental, Sustainability, and Governance

Through its governance and oversight of our business, our board of directors is responsible for setting our strategic corporate goals. Our goals are to generate sustainable profits for our stockholders, while also providing environmental and social benefits for the world around us.

We believe that our business model should be aligned with recognized environmental, sustainability, and governance standards when possible, with a broad awareness of the social, environmental, and human context in which we operate. Our nominating and governance committee is responsible for overseeing our business activities in this area. We believe that the 17 Sustainable Development Goals adopted by the United Nations General Assembly in 2015 represents a leading framework for environmental, sustainability, and governance standards for large companies. More detailed information on the 17 Sustainable Development Goals is available from the United Nations on its website at www.un.org/development/desa/disabilities/envision2030.html.

Our existing business model aligns favorably with one or more targets identified in over half of the 17 Sustainable Development Goals adopted by the United Nations General Assembly in 2015, and the following goals in particular:

•	Goal 1: No Poverty

•	Goal 2: Zero Hunger

•	Goal 3: Good Health and Well-Being

•	Goal 4: Quality Education

•	Goal 6: Clean Water and Sanitation

•	Goal 8: Decent Work and Economic Growth

•	Goal 9: Industry, Innovation and Infrastructure

•	Goal 10: Reduce Inequality Within and Among Countries

•	Goal 11: Sustainable Cities and Communities

•	Goal 12: Responsible Consumption and Production

•	Goal 13: Climate Action

•	Goal 16: Peace, Justice and Strong Institutions

Environmental Sustainability: Enabling Efficient Materials Recycling Through Technology and Innovation

With respect to our environmental stewardship, we believe our business is a critical enabler for the global re-use and recycling of vehicles, parts, and raw materials, which aligns with one or more targets contained in the UN Sustainable Development Goals 12 and 13.

Many of the vehicles we process and remarket are subsequently restored to drivable condition, reducing the carbon emissions costs associated with new car manufacturing. Furthermore, many of the vehicles assigned to us for sale are purchased by dismantlers, who recycle and refurbish parts for vehicle repairs, again reducing the carbon emissions associated with new and aftermarket parts manufacturing. Lastly, some of the vehicles we handle are returned to their raw material inputs through scrapping, reducing the environmental impact from new minerals mining and processing. In each case, our business has reduced adverse carbon emissions and other environmental impacts of the global transportation industry.

Our business model enables efficient resource processing through innovation and technology, which aligns with UN Sustainable Development Goal 9. We were the first salvage pool operator to move to a pure online auction format in 2003, which dramatically increased the number of potential buyers at our auctions and raised average sales prices for our vehicles listed for sale. As a result of these technology innovations, we were able to consolidate the fragmented salvage pool industry in the United States and achieve significant economies of scale, making our yard network and auction platform an even more efficient conduit for materials re-use and recycling. Our strategy is to replicate and expand our business model and online auction platform in geographies with less efficient models for recovering, storing, and monetizing salvage vehicles, including in developing countries such as Brazil.

Environmental Protection: Responsible Land Use and Operations

In addition to the positive external impact that our business activities have on the environment, our internal business operations and responsible land use activities are another example of our environmental stewardship, which aligns with one or more targets in the UN Sustainable Development Goal 6.

Without our careful management, the salvage vehicles that we recover and store in our facilities contain motor oil and other chemicals that may threaten the environment. However, our business operations take into account vehicles that pose an unreasonable risk of contamination, and we proactively manage and mitigate those risks. Our commitment to environmental protection is evidenced by our long history of storing salvage vehicles in our facilities without any material environmental contamination events attributed to our operations. We believe that our business activities reduce the environmental risks that the salvage vehicles would otherwise impose on the communities we serve.

Environmental Resilience and Community Involvement: Weather Catastrophe Response, Clean-Up and Recovery

Beyond our environmental stewardship, we also support the world’s communities by strengthening resilience and adaptive capacity to weather catastrophes in the geographies we serve, which aligns with one or more targets contained in the UN Sustainable Development Goals 3, 6, 9, 11 and 13.

Weather catastrophe clean-up and recovery services is an integral part of our business model, and contributes to the public health and safety of the communities we serve. As evidence of our strategic commitment to promoting community resilience in the aftermath of weather-related natural disasters, over the past three years we have invested tens of millions of dollars in land, equipment, and logistics resources to enhance our ability to respond to weather-related natural disasters.

For example, we mobilized our people, entered into emergency leases, and engaged with a multitude of service providers to timely retrieve, store, and remarket tens of thousands of flood-damaged vehicles in the Houston, Texas metropolitan area in the wake of Hurricane Harvey in the summer of 2017. Our commitment to disaster relief and promoting community resilience has been a longstanding part of our business strategy. We provided similar disaster recovery services following Hurricane Sandy in 2012 and Hurricane Katrina in 2005, and numerous smaller weather-related events during the last 15 years in the ordinary course of our business.

Our commitments to weather catastrophe response, clean-up and recovery are more than a component of our corporate business strategy. These commitments also represent our leading form of corporate charitable contributions to the communities we serve. This is because we generally lose money in our weather catastrophe response activities. For example, we incurred economic losses in the millions of dollars in our disaster response efforts relating to Hurricane Harvey.

Economic Development and Poverty Reduction: Promoting Affordable Transportation in Developing Countries

We believe that our business model promotes economic development and poverty reduction, which in turn helps to lessen economic inequality. These aspects of our business model align with one or more targets contained in the UN Sustainable Development Goals 1, 2, 3, 4, 8, 9 and 10.

Many of the vehicles sold through our auction platform are purchased for use in developing countries where affordable transportation is a critical enabler of economic development, agriculture production, education, health care, and well-being more generally. The linkage between affordable transportation and economic development and poverty reduction is documented by the United Nations in the 2014 article Poverty and Sustainable Transport: How Transport Affects Poor People with Policy Implications for Poverty Reduction, by Paul Starkey and John Hine.

In an effort to expand our beneficial impact on economic development in developing countries, we have begun new marketing initiatives to educate potential buyers on our auction model and facilitate increased international buyer representation in our auctions, with pilot programs in central Asia and Sub-Saharan Africa.

Social Responsibility and Human Rights: Commitment to Ethical Business Practices

We are committed to conducting our business in a legal and ethical manner in all of the geographies in which we operate. To this end, we have adopted an enterprise-wide code of business conduct, which applies to all of our personnel. Among other things, our code of business conduct expressly prohibits business activities that involve bribery, human trafficking and slavery. We have also established a whistleblower hotline that enables anonymous reporting of violations. These features of our business operations align with one or more targets identified in UN Sustainable Development Goal 16.

Data Protection and Cybersecurity

We are committed to protecting the data that we use in our business operations, including personal data that may identify individuals. Our audit committee is responsible for oversight of our data protection and cybersecurity activities.

In fiscal 2019, we named a chief information security officer to lead our cybersecurity efforts, and we have implemented an information security management system. We have also made substantial investments in both the number of our cybersecurity professionals and the technologies we use to protect the data that we use in our business.

COMPENSATION OF DIRECTORS AND EXECUTIVE CHAIRMAN

Our directors play a critical role in guiding our strategic direction and overseeing our management. In connection therewith, our non-employee directors are eligible to receive cash and equity compensation. At the 2018 annual meeting, our stockholders approved a new director compensation program for our executive chairman and non-employee directors, consisting of an annual director’s fee of $70,000, payable in quarterly installments, and an annual option grant of 25,000 shares under our 2007 Equity Incentive Plan, as amended and restated, which grant takes place at our annual meeting of stockholders each year. Under procedures adopted by our board, newly appointed non-employee directors are awarded an initial grant of 25,000 shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

From April 2009 to April 2014, Willis J. Johnson, our executive chairman, received no cash compensation in consideration of his services to Copart (other than a $1.00 annual payment). Instead, in April 2009, we granted Mr. Johnson (our chief executive officer at the time) an option to acquire shares of our common stock, vesting over five years. This option became fully vested in April 2014. In September 2014, our compensation committee reconsidered Mr. Johnson’s compensation as our executive chairman and approved annual cash compensation to Mr. Johnson of $70,000, payable in quarterly installments commencing in April 2014, for his services as executive chairman. Additionally, under our current program, our stockholders approved an annual option grant to Mr. Johnson of 25,000 shares under our 2007 Equity Incentive Plan, as amended and restated, which grant takes place on the date of our annual meeting of stockholders each year. In his role as executive chairman, Mr. Johnson is also provided with (i) use of a company owned automobile, (ii) use of Copart's corporate aircraft for business use, as well as personal use for up to 100 hours per year, and (iii) the following benefits, generally on the same basis provided to our other employees: health, dental, and vision insurance; dependent care; flexible spending account; short- and long-term disability insurance, accidental death and dismemberment insurance. The compensation committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of Mr. Johnson for up to 100 flight hours per year. The compensation committee approved personal use of the corporate-owned or leased aircraft by Mr. Johnson in fiscal 2017. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use. We calculate the incremental cost to the company for personal use of company aircraft based on the average variable operating costs to the company. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses.

The following table presents information relating to total compensation paid or accrued for services rendered to us in all capacities by our executive chairman of the board and our non-employee directors for the fiscal year ended July 31, 2019. The table excludes A. Jayson Adair and Vincent W. Mitz, who are named executive officers and do not receive any additional compensation for services provided as a director. See the section below entitled “Executive Compensation” for information about the compensation of Messrs. Adair and Mitz.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Totals ($)
Willis J. Johnson	70,000	258,925	53,648	(2)	382,573
Matt Blunt	70,000	258,925	—		328,925
Steven D. Cohan	80,000	258,925	—		338,925
Daniel J. Englander	70,000	258,925	—		328,925
James E. Meeks	70,000	258,925	—		328,925
Thomas N. Tryforos	70,000	258,925	—		328,925
Diane M. Morefield	2,109	403,160	—		405,269
Stephen Fisher	2,109	403,160	—		405,269
____________________

(1)
Amounts shown represent the aggregate grant date fair values of the annual award of stock options granted in fiscal 2019 on the date of our 2018 annual stockholder meeting, for our directors who were re-elected by our stockholders at the annual meeting, and on July 20, 2019, for our newly named directors. These aggregate grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019.

(2)
Includes $23,844 related to personal use of a company owned automobile, $17,467 relating to Mr. Johnson's personal use of the company's aircraft during fiscal 2019, and $12,337 for medical, dental, and vision benefits.

As of July 31, 2019, the end of our 2019 fiscal year, the aggregate number of stock options outstanding for our executive chairman and each of our non-employee directors was as follows:

Name	Aggregate Number of Shares Underlying Options
Willis J. Johnson	305,000
Matt Blunt	85,000
Steven D. Cohan	305,000
Daniel J. Englander	625,000
James E. Meeks	225,000
Thomas N. Tryforos	465,000
Diane M. Morefield	25,000
Stephen Fisher	25,000

Under procedures previously adopted by our board of directors and approved by our stockholders, our executive chairman and each non-employee member of our board of directors (other than newly appointed non-employee directors) receives an option grant of 25,000 shares of our common stock on the date of our annual stockholder meeting, at an exercise price per share equal to the closing price of our common stock on NASDAQ on the date of grant. The stock options granted to our non-employee directors and to Mr. Johnson expire seven years from the date of grant (unless earlier terminated in accordance with the terms of the respective equity plan and related stock option agreement). On December 12, 2018, the date of our 2018 annual meeting of stockholders, each of Messrs. Johnson, Blunt, Cohan, Englander, Meeks, and Tryforos were granted options to purchase 25,000 shares of our common stock under our 2007 Equity Incentive Plan as part of their annual board compensation for fiscal 2019, at an exercise price of $47.19 per share, which was the closing price of our common stock on NASDAQ on the date of grant. Subsequently, on July 20, 2019, each of Diane M. Morefield and Stephen Fisher were granted options to purchase 25,000 shares of our common stock under our 2007 Equity Incentive Plan, as amended and restated, as part of their annual board compensation for fiscal 2019 and fiscal 2020, at an exercise price of $77.51 per share, which was the closing price of our common stock on NASDAQ on the date of grant. The shares subject to each option vest on a monthly basis from the date of grant and fully vest twelve months from the date. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

One of the purposes of our annual meeting is to elect directors to hold office until the 2020 annual meeting of stockholders or until their respective successors are elected and have been qualified. At each annual meeting of stockholders, the terms of each of our incumbent directors expires and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members. We currently have nine authorized directors serving on our board of directors, of which seven are “independent” as defined under the NASDAQ listing standards.

Nominees

Our nominating and governance committee has nominated the nine individuals listed below for election as directors. All of the nominees for election at the annual meeting are currently our directors. All of the nominees were approved by our nominating and governance committee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the nine nominees named below.

Each of the following nominees is currently one of our directors. Please see “Biographical Information” below for information concerning each of the following directors standing for election. Please note that all ages set forth below are as of November 4, 2019.

Name	Age	Position	Director Since
Willis J. Johnson	72	Executive Chairman of the Board of Directors	1982
A. Jayson Adair	50	Chief Executive Officer and Director	1992
Matt Blunt	48	Director	2009
Steven D. Cohan	58	Director	2004
Daniel J. Englander	50	Director	2006
James E. Meeks	70	Director	1996
Thomas N. Tryforos	60	Director	2012
Diane M. Morefield	61	Director	2019
Stephen Fisher	55	Director	2019

In accordance with procedures established by the nominating and governance committee, each of the above nominees has tendered his or her contingent resignation to the board of directors. If any nominee does not receive a majority of the votes cast at the annual meeting, the nominating and governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the nominating and governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Biographical Information

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Since July 2015, Mr. Johnson has served as the chief executive officer and a director of Takl, Inc., a privately-held technology company that he founded.

Mr. Johnson has over forty years of experience in owning and operating auto dismantling companies and has overseen our growth from a single auction facility in California to over 200 auction facilities and operations in 11 countries. As such, he brings to our board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s considerable knowledge and understanding of our company and our businesses together with his extensive experience managing crucial aspects of our business provide our board with significant insight into our businesses and operations.

Matt Blunt served as the Governor of the State of Missouri from 2005 to 2009. Prior to serving as the Governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as Governor in 2005. Since leaving the Office of the Governor of the State of Missouri, Mr. Blunt has served as a senior adviser to government affairs and financial firms. Since February 2011, Mr. Blunt has served as the president of the American Automobile Policy Council, which represents the public policy interests of Fiat Chrysler Automobiles N.V., Ford Motor Company, and General Motors Company. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service, as well as numerous other awards.

Mr. Blunt brings to our board extensive experience in government and public policy as a result of his service as the president of an automobile trade association, as the Governor of Missouri, as a member of the Missouri General Assembly, and his military training. As such, he provides our board with a unique and broad perspective on the issues we face.

Steven D. Cohan is a private investor, and since 1997, has served as the chief executive officer and as a director of Loco Ventures, Inc., a privately held company that has operated various food manufacturing businesses in Northern California. In addition, since July 2015, Mr. Cohan has also served as an executive officer and a director of Takl, Inc., a privately-held technology company founded by Mr. Johnson. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from the University of California, Los Angeles. He is also a certified public accountant.

Mr. Cohan brings to our board of directors a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as our principal accounting officer and his training as a certified public accountant.

Daniel J. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. He began serving as a director of CKX Lands, Inc., a land ownership and management company, in October 2018. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., an automotive retailer based in Bentonville, Arkansas; he served as a director of Healthways, Inc., a well-being improvement company based in Franklin, Tennessee for a portion of 2014; and he served as a director of Ambassadors International, a cruise ship operator based in Seattle, Washington from 2009 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to our board and to our company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us in connection with our purchase of South Bay Salvage Pool, until his retirement in 2007. From 1995 to 1996, Mr. Meeks also served as our senior vice president and from 1996 until 2007 he served as our executive vice president. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool, a salvage yard company. From 1991 to 2001, Mr. Meeks was an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer, and he retired from employment with us on December 31, 2007.

With over thirty years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Thomas N. Tryforos has been a private investor since 2005. Between May 1991 and September 2004, Mr. Tryforos was a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Tryforos also serves as a director of Credit Acceptance Corporation, a publicly-traded indirect auto finance company. Mr. Tryforos received a B.A. from Columbia College in 1981. He received an M.B.A. in accounting and finance from Columbia Business School in 1984.

Mr. Tryforos’ significant experience in investing and financial matters enables him to provide insight and be a valuable resource to our board of directors and our company with respect to investment and financial matters.

Diane M. Morefield currently serves as Executive Vice President and Chief Financial Officer of CyrusOne, Inc., a publicly traded global REIT (NASDAQ:CONE) based in Dallas, Texas, that develops, owns and operates enterprise-class data center properties. Prior to joining CyrusOne, Inc. in 2016, Ms. Morefield served from 2010 to year-end 2015 as Executive Vice President and Chief Financial Officer of Strategic Hotels & Resorts, an NYSE-listed REIT that owned and operated luxury hotels and resorts in the United States, Mexico and Europe. Prior to Strategic Hotels, Ms. Morefield served in a variety of senior financial and operating roles for leading real estate organizations, including Equity International and Equity Office Properties Trust. Earlier in her career she was a real estate banker with Barclays Bank. Ms. Morefield, a CPA, previously served as a director and chair of the Audit Committee of Spirit Realty Capital, a triple-net lease REIT listed on the NYSE.

Ms. Morefield's experience with land acquisitions, her background in the technology sector, her prior public company director experience, and her specialized expertise and executive management experience in finance, accounting, and operations allow her to add significant value to our board of directors.

Stephen Fisher retired in May 2019 as Senior Vice President, Chief Technology Officer of eBay, Inc., an e-commerce corporation that facilitates consumer-to-consumer and business-to-consumer sales through its website. Mr. Fisher initially joined eBay in September 2014 as Senior Vice President, Chief Technology Officer of eBay Marketplaces. Prior to joining eBay, Mr. Fisher spent 10 years at Salesforce.com, an enterprise cloud computing company, most recently as its Executive Vice President, Technology. Mr. Fisher also serves on the board of directors of Vonage Holdings Corp.

Mr. Fisher's executive management background and specialized expertise in technology and his public company director experience enable him to significantly enhance the sophistication and depth of our board of directors in technology matters.

Family Relationships

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Required Vote

Each nominee requires the affirmative vote of a majority of the votes cast at the annual meeting to be elected. You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of the election of directors.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the election of each of the nine nominees listed above.

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PROPOSAL NUMBER TWO

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

This year we are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers identified in the Fiscal Year 2019 Summary Compensation Table in the “Executive Compensation” section of this proxy statement as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). The advisory vote on the approval of executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The Dodd-Frank Act requires us to hold the advisory vote on the approval of executive compensation at least once every three years.

Our compensation for our named executive officers has been supported by a majority of the votes cast by our stockholders since proxy voting on named executive officer compensation began in 2011. At our 2018 annual meeting, approximately 85% of the votes cast by our stockholders approved of our fiscal 2018 executive compensation program.

Compensation Program and Philosophy

Our executive compensation program is designed to:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills, and performance are critical to our success; and

•	incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation program and contains information about the fiscal 2019 compensation of our named executive officers. Our compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Copart, Inc.’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures set forth in the proxy statement relating to Copart’s 2019 annual meeting of stockholders.”

Required Vote

The votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2019. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL NUMBER THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2020. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In the event our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our stockholders, our audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of the company and our stockholders.

Required Vote

The votes cast “FOR” must exceed the votes cast “AGAINST” to ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” and will not affect the outcome of this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020.

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Auditor Fees and Services
The following table sets forth the aggregate fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2019 and 2018. The table also includes fees billed for audit services, audit-related services, tax services, and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2019 and 2018:

	Fiscal Year	Fiscal Year
Nature of Service	2019	2018
Audit Fees (1)	$2,491,000	$2,322,700
Audit-Related Fees (2)	$103,000	—
Tax Fees (3)	$217,900	$512,200
All Other Fees (4)	$4,600	$2,000
Total Fees	$2,816,500	$2,836,900
____________________

(1)
    Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
    Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)
    Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval. Our audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of our audit committee provides that our audit committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to our audit committee at its scheduled meetings.

All of the services of Ernst & Young LLP for fiscal years 2018 and 2019 described above were pre-approved by the audit committee.

Report of the Audit Committee

The audit committee of Copart’s board of directors consists of Messrs. Cohan and Blunt, and Ms. Morefield. The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

The audit committee has discussed with management and the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from us and our management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that our board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal year 2019, and that Ernst & Young LLP be appointed as our independent registered public accounting firm for the fiscal year ending July 31, 2020.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman)
Matt Blunt
Diane M. Morefield

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE OFFICERS

Our executive officers and their ages as of November 4, 2019 were as follows:

Name	Age	Position
A. Jayson Adair	50	Chief Executive Officer and Director
Jeffrey Liaw	42	President, Chief Financial Officer

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Jeffrey Liaw has served as our president and chief financial officer since September 3, 2019 and as our senior vice president and chief financial officer between January 4, 2016 and September 3, 2019. Mr. Liaw has served as the Chief Financial Officer of FleetPride, Inc., a privately held company that distributes truck and trailer parts nationwide, since January 2013. From August 2005 to December 2012, Mr. Liaw was a principal of TPG Capital Management, L.P., a private equity firm. Mr. Liaw earned his B.A. and B.B.A. from the University of Texas in 1999, and he earned his M.B.A. from Harvard University in 2005. He currently serves as a director, as a member of the audit committee, and as the finance committee chairman for Armstrong Flooring Incorporated.

EXECUTIVE COMPENSATION

Forward-Looking Statements

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties that may cause our actual results to differ materially from those anticipated by forward-looking statements. These forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2019 and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

Compensation Discussion and Analysis

Overview of Executive Compensation Programs

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation programs, and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers,” including details of fiscal 2019 compensation of our named executive officers in the Fiscal Year 2019 Summary Compensation Table. For fiscal 2019, our named executive officers determined in accordance with the rules of the Securities and Exchange Commission consisted of (i) A. Jayson Adair, our chief executive officer, (ii) Jeffrey Liaw, who served during fiscal 2019 as our senior vice president and chief financial officer, (iii) Vincent W. Mitz, who served as our president until his retirement on December 31, 2018, and (iv) William E. Franklin, who served during fiscal 2019 as our executive vice president, U.S. operations and shared services.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable and that it serves the best interests of Copart and our stockholders. In carrying out its responsibilities, the committee:

•	Participates in the continuing development of, and reviews and approves changes in, our compensation policies;

•	Reviews and approves each element of executive compensation, taking into consideration management recommendations; and

•	Administers our equity incentive plans, for which it retains authority to approve grants of awards to any of our executive officers.

In addition, the charter of our compensation committee provides that our compensation committee may form and delegate authority to subcommittees when appropriate.

Our compensation committee consisted of Messrs. Englander, Cohan, and Tryforos during fiscal 2019. Effective October 16, 2019, Mr. Englander, Mr. Tryforos, and Mr. Fisher serve as the members of our compensation committee.

Mr. Englander serves as the chair of our compensation committee. Our board of directors has determined that each of the foregoing members of the compensation committee was, and is, an independent director under NASDAQ rules, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

Role of Management in Compensation Process

Our chief executive officer, president and chief financial officer, and human resources department support our compensation committee’s work by providing our compensation committee with information related to our financial plans, performance assessments of our executive officers, and other personnel-related data.

Each executive officer participates in our annual goal-setting and performance measurement process applicable to all employees. As part of this annual process, each executive officer proposes qualitative, individual goals and objectives for the coming fiscal year that are intended to promote continuing organizational and process improvements and to contribute to our operating results and financial condition. These proposed goals are then reviewed with each executive officer and are subsequently approved following that review by our chief executive officer and our president. Our compensation committee does not participate in the setting of qualitative goals and objectives for our executive officers. Each officer’s goals are specifically tailored to his function and may vary from year to year. Our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. Assessment of individual performance may include objective criteria, such as the execution of projects in a timely manner, but is largely subjective.

Following the end of each fiscal year and after the completion of the performance measurement process described above, our chief executive officer makes recommendations to our compensation committee with respect to all elements of compensation for each of our executive officers other than himself. While we review all elements of compensation on an annual basis (i.e., base salary, cash incentive, and equity), we do not operate on a specific compensation calendar under which we would be expected to make adjustments to each element on a cyclical annual basis. For example, we may make equity incentive awards to individual officers only every two or three years but may also approve awards in consecutive years. Our chief executive officer makes recommendations with respect to any adjustments based on numerous quantitative and qualitative factors that may vary from officer to officer. Factors such as recent corporate performance, individual performance relative to assigned responsibilities and objectives, and our assessment of competitive and retention considerations may influence our chief executive officer's recommendations with respect to our senior management team. Following receipt of these recommendations, our compensation committee discusses them first with the chief executive officer present and then in executive session without members of management present. Members of management do not participate in final determinations of their own compensation. Our compensation committee is solely responsible for the final approval of all forms of executive compensation. While the compensation committee considers the recommendations of management, in particular Mr. Adair as they relate to our senior management team, it does not always follow those recommendations.

Our compensation committee has the authority under its charter to engage the services of outside advisors for assistance. Our compensation committee engaged Compensia, Inc., an external compensation consulting firm, in designing the new compensation package for Jeffrey Liaw in connection with his promotion to president. Except for this decision, our compensation committee neither relied on nor has it retained outside advisors for purposes of making determinations with respect to executive compensation during fiscal 2019.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to:

•	Attract and retain senior executive management;

•	Motivate their performance toward corporate objectives; and

•	Align their long-term interests with those of our stockholders.

Our compensation committee believes that maintaining and improving the quality and skills of our management team and appropriately providing incentives for their performance are critical factors that will affect the long-term value realized by our stockholders.

As further described below, compensation for our executive officers has historically consisted of four main elements: base salary, cash bonus, equity-based incentive awards, and benefits and perquisites. Since fiscal 2009, Mr. Adair, and since fiscal 2013, Mr. Mitz, agreed to forego cash compensation in favor of an all-equity compensation program together with participation in employee benefit plans and certain perquisites described in the Summary Compensation Table. Other than Mr. Adair’s and Mr. Mitz's all-equity program, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation for our named executive officers. Our compensation committee believes that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of cash bonus or equity compensation. We consider “performance-based” compensation to be the portion of an executive’s total compensation that is determined based on the executive’s individual contribution to our strategic goals and operating results, as in the case of discretionary cash bonuses and equity awarded in recognition of individual performance. As discussed below, the compensation program for Messrs. Adair and Mitz during fiscal 2019 was entirely performance-based as their ability to realize any material compensation from us since fiscal 2013 depends on the market price performance of our common stock. Our other executive officers also participate in our equity compensation programs, and we have typically paid discretionary cash bonuses based principally on the recommendation of our chief executive officer and largely subjective reviews by our compensation committee of corporate and individual performance.

Historically, we have not determined our compensation levels for our executive officers based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of quantitative, as well as subjective, factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of our size and operating budgets; the increasing geographic and operational scope of our business; the specific responsibilities of the individual officer; and the committee’s assessment of the performance of the individual officer. However, our compensation did consult with Compensia, Inc., an external compensation consulting firm, in connection with the new compensation package for Jeffrey Liaw as our president.

Our compensation committee traditionally makes its determinations concerning base salary, cash bonuses, and additional equity incentive awards annually after the end of each fiscal year based on a review of our financial performance during the prior fiscal year as measured against the operating plan approved by the board of directors for the applicable fiscal year; the committee’s quantitative assessment of corporate performance and its qualitative assessment of each individual officer’s contribution toward corporate performance; and the recommendations of our chief executive officer. Although the committee has historically not identified specific financial performance targets, its annual analysis has focused on quantitative factors including trends in our revenues and earnings per share. Our compensation committee does not take a formulaic approach to setting compensation for our executive officers but does consider whether we met or exceeded our operating plan for a particular fiscal year when making its determinations of appropriate levels of compensation for our executive officers. The committee also reviews subjective factors such as the growth in the scope of our operations, our performance in effectively integrating acquisitions, and our performance in implementing key corporate strategic initiatives.

Our compensation committee believes that our historical levels of executive compensation have been reasonable and appropriate in light of the size of our business, both financially and operationally, the substantial contribution of our long-tenured executive team in contributing to our historical growth, and the need to retain our key executive officers who have substantial levels of industry and Copart-specific experience.

Response to 2018 Advisory Stockholder Vote on Executive Compensation

We value the opinions of our stockholders, and, as noted above, our compensation committee considers whether our executive compensation serves the best interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation, the compensation committee considered the results of our 2018 say-on-pay vote. At our 2018 annual meeting of stockholders, approximately 85% of the votes cast on the say-on-pay proposal were in favor of the executive compensation of our named executive officers described in last year’s proxy statement.

All Equity Compensation Program for Mr. Adair and Mr. Mitz

At the beginning of fiscal 2014, Mr. Adair, our chief executive officer, and Mr. Mitz, our president at the time, presented our compensation committee with a proposal to grant to each of them a sizable stock option in lieu of cash and additional equity. Mr. Adair and Mr. Mitz agreed to forego all salary and bonus compensation, other than $1.00 per year, in exchange for such stock option grant. With respect to Mr. Adair, this proposal continued the all-equity compensation program that he proposed and our stockholders approved in fiscal 2009. In addition to agreeing to forego any cash compensation in excess of $1.00, Mr. Adair and Mr. Mitz also agreed to forego any additional equity incentive awards until the newly granted options are fully vested. Our compensation committee believed the proposal demonstrated an extraordinary commitment by Mr. Adair and Mr. Mitz to continue to grow our business and increase our stockholder value as well as their strong belief in our business model and future prospects. Finally, our compensation committee believes this compensation program serves to align the individual interests of Mr. Adair and Mr. Mitz with those of our stockholders to the maximum extent possible.

Following extensive analysis and discussions among our compensation committee members, our compensation committee met and approved a stock option in lieu of cash or additional equity compensation program for Mr. Adair and Mr. Mitz on October 2, 2013. Specifically, subject to stockholder approval, our compensation committee and board of directors, excluding Mr. Adair and Mr. Mitz, approved the grant of a non-qualified stock option to each of Mr. Adair and Mr. Mitz on the following terms (adjusted to reflect the company's 2-for-1 stock split implemented in the form of a stock dividend effective as of April 10, 2017 to stockholders of record on April 3, 2017):

Number of Shares Subject to Option	4,000,000 shares of our common stock for Mr. Adair. 3,000,000 shares of our common stock for Mr. Mitz.

Exercise Price	Equal to the closing price of our common stock in trading on NASDAQ on the date of grant.

Vesting
Mr. Adair: twenty percent (20%) of the shares became exercisable on April 15, 2015; the balance of the shares became exercisable on a monthly basis over forty-eight months at the rate of 66,667 shares per month.

Mr. Mitz: twenty percent (20%) of the shares became exercisable on the first anniversary of the date of grant; the balance of the shares became exercisable on a monthly basis over forty-eight months at the rate of 49,998 shares per month.

Vesting Acceleration Triggers
Upon a termination of the officer’s employment by us without cause (as defined) before or following a change in control or resignation for good reason (as defined) following a change in control, the option would become fully vested.

As discussed below in this section, this provision was amended in June 2015 to remove the provision allowing for vesting upon a termination of the officer’s employment without cause before a change in control.

Option Term
Ten years; provided that in the event of a voluntary termination (other than for good reason following a change-in-control) or involuntary termination for cause at any time, to the extent vested, within twelve (12) months of the date of termination.

On December 16, 2013, our stockholders (with Mr. Adair and Mr. Mitz abstaining from the vote) approved the equity grants for Mr. Adair and Mr. Mitz described above. Mr. Adair was granted an option to purchase 4,000,000 shares of our common stock, and

Mr. Mitz was granted an option to purchase 3,000,000 shares of our common stock, each on the terms and conditions set forth above with an exercise price of $17.81 per share, which equaled the fair market value of our common stock on the date of grant. As a result, neither Mr. Adair nor Mr. Mitz was eligible to be considered for any additional compensation other than their salaries of $1.00 per year and appropriate benefits and perquisites during the five year vesting term of their respective stock options.

On June 2, 2015, following a recommendation from Mr. Adair, our compensation committee amended the Stock Option Agreements for each of Mr. Adair and Mr. Mitz, to remove the provision permitting the acceleration of the shares underlying the stock option in the event such officer is terminated without cause other than in connection with a change in control.

Mr. Mitz's stock option fully vested in 2018, and he retired from Copart on December 31, 2018. Mr. Adair's stock option fully vested in March 2019, and he has continued to work for a annual salary of $1.00 per year since then. Although our compensation committee has met to discuss new potential compensation arrangements for Mr. Adair, no decision has yet been made. Any new compensation arrangement with Mr. Adair will be disclosed on Form 8-K.

Principal Components of Executive Compensation

Base Salary

We pay an annual base salary to our executive officers in order to provide them with a fixed rate of cash compensation during the year. Base salary for our executive officers reflects the scope of their respective responsibilities, seniority, and competitive market factors. Salary adjustments are determined by our compensation committee, generally following its review of recommendations from the chief executive officer. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements, and the committee’s assessment of individual performance. As noted previously, we do not necessarily adjust base salaries on a fixed annual cycle, and the timing of base salary adjustments may depend on a number of factors that vary among individual executives.

Fiscal 2019 Base Salary. In October 2018, following the completion of our 2018 fiscal year, our compensation committee reviewed base salaries for our named executive officers. Based in part on the recommendation of Mr. Adair and in part on their consideration of other subjective factors, including their views of competitive levels of compensation for a company of our size, scale, and market capitalization, our compensation committee approved an increase in the base salaries for Messrs. Franklin and Liaw for fiscal 2019 by 5.3% and 10%, respectively. The base salaries were made effective in October 2018. The percentage increases in base salary relative to fiscal 2018 for Messrs. Franklin and Liaw reflect, among other things, the compensation committee's view of their relative contributions to Copart's performance. The compensation committee did not rely on any formal compensation survey data in making its assessments regarding fiscal 2019 base salaries.

Fiscal 2020 Base Salary. On September 3, 2019, following the completion of our 2019 fiscal year, our Board promoted Mr. Liaw to president, and he continues to serve as our chief financial officer on an interim basis until we name a new chief financial officer. At the same time, we announced that Mr. Franklin would transition from his role as executive vice president to a new non-executive officer role as senior advisor to the chief executive officer.

In connection with Mr. Liaw's promotion to president, our compensation committee and Board increased Mr. Liaw's base salary to $650,000 per year. As part of its decision making process, our compensation committee relied on compensation survey data prepared by Compensia, Inc., an independent compensation consultant retained for the purpose of evaluating and making recommendations on Mr. Liaw's executive compensation as president.

The following table presents base salary information for the named executive officers for fiscal years 2018, 2019, and 2020:

Named Executive Officer	Fiscal 2018 Base Salary	Fiscal 2019 Base Salary	Fiscal 2019 Base Salary % Increase	Fiscal 2020 Base Salary	Fiscal 2020 Base Salary % Increase
A. Jayson Adair	$1	$1	—	$1	—
Jeffrey Liaw	$330,000	$341,550	3.5%	$650,000	90%
Vincent W. Mitz	$1	$1	—	$—	—
William E. Franklin	$500,000	$550,000	10%	$—	—

Discretionary Cash Bonuses

Our annual discretionary cash bonus program for officers and other employees is designed to reward performance that has furthered key corporate objectives, including financial objectives, and to recognize individual contributions to strategic initiatives.

We did not adopt a formal bonus plan for or during fiscal 2019 and do not expect to adopt any formal program for fiscal 2020.

As a result, for fiscal 2020, our bonus program will continue to consist of discretionary bonuses as determined by our compensation committee.

We believe the use of a discretionary bonus program provides our compensation committee with the flexibility needed to address pay-for-performance as well as recruiting and retention goals. The amount of a discretionary bonus, if any, to be awarded to an executive officer is based on our compensation committee’s review of individual and corporate performance and the recommendations of our chief executive officer.

In October 2019, as part of its annual review of executive compensation, our compensation committee met to consider cash bonus awards for our named executive officers. In determining fiscal 2019 cash bonus awards for Jeffrey Liaw, our only named executive officer continuing to serve in an executive officer role (other than Mr. Adair ), our compensation committee considered individual contributions to corporate financial and business performance during the applicable fiscal year, including our operating results, expense management initiatives and corporate business development projects. Additionally, for the benefit of the committee, Mr. Adair reviewed Mr. Liaw's performance relative to the categories, with specific discussion of how individual functional areas contributed to the larger corporate strategic objectives.

Mr. Liaw’s annual bonus decreased by 9% between fiscal 2018 and 2019.  The amount was determined based on the committee’s consideration of his strong performance as our chief financial officer, and also taking into account the amount of equity compensation that he received in fiscal 2019.

Based on its review of these factors with our chief executive officer, the compensation committee approved the following cash bonuses for our named executive officers:

Named Executive Officer	Fiscal 2018 Cash Bonus Amount	Fiscal 2019 Cash Bonus Amount
A. Jayson Adair	$—	$—
Jeffrey Liaw	$363,000	$330,000
Vincent W. Mitz	$—	$—
William E. Franklin	$600,000	$600,000
Equity-Based Incentives
We grant equity-based incentives to certain employees, including our named executive officers, in order to foster a corporate culture that aligns employee interests with stockholder interests. Our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. Following approval by the stockholders of the option grant to Mr. Adair and Mr. Mitz, our compensation committee deemed each of them ineligible to be awarded any additional equity compensation for the five year period ending on April 15, 2019.

While we have not adopted any specific stock ownership guidelines for our named executive officers or directors, our named executive officers and directors do own a substantial portion of our common stock. As part of our insider trading policy we prohibit any member of the board of directors, officer, employee, consultant or other person associated with us from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

Only our compensation committee is authorized to grant awards to our executive officers under our equity incentive plans. With respect to executive officers, our practice has been to evaluate whether and to what extent to grant equity awards to executive officers as part of the annual review process immediately after the end of each fiscal year, although we have not always granted annual option awards to our executive officers and the individual officers receiving awards may vary from year to year. Generally, in making its determination concerning additional option grants, our compensation committee considers individual performance, competitive factors, the individual’s current level of compensation and equity participation, and the separate recommendations of our executive chairman and chief executive officer.

To date, our equity incentive awards to executive officers have been granted primarily with time-based vesting. Our equity award grants typically vest over a five year period with 20% of the shares vesting on the one year anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the remaining four years. Although our main practice in recent years has been to provide equity incentives to executives in the form of stock option grants that vest over time, our compensation committee also considers alternative forms of equity grants, such as performance shares, restricted stock units, restricted stock awards, or other forms of equity grants as allowed under our 2007 Equity Incentive Plan, with vesting of awards based on the achievement of performance milestones or financial metrics.

Generally, our compensation committee considers, and, if it determines appropriate, approves equity award grants for our executive officers following the end of each fiscal year, although the precise timing of equity award grants is not fixed. Our compensation committee determines the size of these grants based on a number of subjective factors, including the individual executive officer’s contribution to our performance in the prior fiscal year, and less subjective factors such as the relative vested versus unvested equity position of the individual executive.

In October 2013, our compensation committee approved the grant of stock options to Mr. Adair of 4,000,000 shares, and on December 16, 2013 our stockholders approved such grant. As a result, Mr. Adair was not eligible for any additional equity compensation during the five year vesting term of the stock option.

In October 2013, our compensation committee approved the grant of stock options to Mr. Mitz of 3,000,000 shares, and on December 16, 2013 our stockholders approved such grant. As a result, Mr. Mitz was not eligible for any additional equity compensation during the five year vesting term of the stock option.

Equity Awards for Fiscal 2019 Performance

In March 2019, our compensation committee met and discussed the grant of equity awards to our named executive officers (other than Messrs. Adair and Mitz). Our compensation committee determined that Mr. Franklin would receive a grant of 34,322 restricted stock units, with one-half of the restricted stock units vesting on the first anniversary of the date of grant, and the balance vesting on the second anniversary of the date of grant. Additionally, our compensation committee determined that Mr. Liaw would receive a stock option grant for 150,000 stock options with a five year vesting period, with 20% of the stock options vesting on the first anniversary of the date of grant, and the balance vesting monthly over the remaining four years. Mr. Liaw's stock option grant has a ten-year term.

Benefits and Perquisites

We provide the following benefits to our named executive officers, generally on the same basis provided to our other employees: health, dental, and vision insurance, medical and dependent care flexible spending account, short and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan. We match employee contributions to the 401(k) plan at a rate of 20% of each dollar contributed, up to 15% of annual pay, with a maximum contribution of $3,800 for fiscal 2019.

During fiscal 2019, we provided Mr. Adair with company-owned automobiles that may be used for personal purposes. During fiscal 2019 until his retirement on December 31, 2018, we also provided Mr. Mitz with a company-owned automobile that may be used for personal purposes. During fiscal 2019, we also provided Messrs. Liaw and Franklin with a monthly automobile expense allowance.

The compensation committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of Mr. Adair for up to 100 flight hours each per year. The compensation committee approved personal use of the corporate-owned or leased aircraft by Mr. Adair in fiscal 2017 and reviews the personal usage on a quarterly basis. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses.

Please see the column entitled “All Other Compensation” in the summary compensation table set forth in this proxy statement for the amounts attributable to our named executive officers with respect to benefits and perquisites.

Other Considerations

Post-Employment Obligations

Each of our executives is an “at will” employee, and we are not party to written employment agreements with our named executive officers, other than with Mr. Franklin, who served during fiscal 2019 as our executive vice president, U.S. operations and shared services before transitioning in September 2019 to a non-executive role as senior advisor to the chief executive officer, and Mr. Liaw, our president and chief financial officer, whose agreements provide, under certain circumstances, for certain payments upon involuntary termination of employment or resignation for “good reason” (as defined in the applicable agreement). Our compensation committee believes the terms of these agreements are fair and reasonable and are in our best interests and in the best interests of our stockholders. For a description of the material terms of these agreements, please see “Employment Contracts and Severance Arrangements with Named Executive Officers” in the section entitled “Potential Post-Employment Payments Upon Termination or Change in Control” included in this proxy statement.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director, or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either avoid the application of section 409A or, to the extent doing so is not possible, comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock options or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of our compensation committee rather than by written consent of the committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2019.

COMPENSATION COMMITTEE Daniel J. Englander (chairman) Thomas N. Tryforos Stephen Fisher
The preceding compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of A. Jayson Adair, our chief executive officer. We believe our compensation practices and level of compensation are appropriate and competitive with opportunities in our industry, in each of the geographic markets in which we operate, and at all levels of the organization.
For fiscal year 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our chief executive officer), was $35,360; and

•	the annual total compensation of our chief executive officer, as reported in our 2019 Summary Compensation Table, was $156,315.
Based on this information, for fiscal year 2019, the ratio of the annual total compensation of Mr. Adair, our CEO, to the median of the annual total compensation of employees was 4.4 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•	We selected June 30, 2019, as the date upon which we would identify the median employee.

•
As of June 30, 2019, our employee population consisted of approximately 6,976 individuals, including employees in Bahrain, Brazil, Canada, Finland, Germany, India, Oman, the Republic of Ireland, Spain, the United Arab Emirates, the United Kingdom, and the United States. Except as noted below, all of these employees were included in the determination of the median employee.

•	To identify the “median employee” from our employee population, we used actual pay earnings from July 1, 2018 through June 30, 2019 (the “compensation measure”).

•	The compensation measure included base salary (including any paid overtime) and bonus payments.

•	We annualized the base salary of all permanent employees who did not work for us or our subsidiaries for the entire twelve month period ending June 30, 2019.

•	Amounts paid in foreign currency were converted into United States dollars using average exchange rates in effect during the twelve month period ending June 30, 2019.

•
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $35,360.

•	With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table.

•
During fiscal 2019, Mr. Adair served as our chief executive officer, and as described in the Section above titled "All Equity Compensation Program for Mr. Adair and Mr. Mitz", he received $1 in salary, and was ineligible to receive any additional bonus compensation or any additional equity awards during the period that his stock option grant was not fully vested. Although our compensation committee has discussed a new compensation arrangement for Mr. Adair, no decision has yet been made. Any new compensation arrangements with Mr. Adair will be reported on Form 8-K. Accordingly, his annual total compensation as reported in our 2019 Summary Compensation Table consisted almost entirely of costs related to personal usage of company automobiles and our company owned aircraft.

Fiscal Year 2019 Summary Compensation Table
The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our president and chief financial officer, and (iii) former executive officers. We refer to these officers as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Option Awards($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)		Total($)
A. Jayson Adair	2019	1	—	—	—	156,315	(5)	156,315
Chief Executive Officer	2018	1	—	—	—	203,004		203,005
	2017	1	—	—	—	34,690		34,691

Jeffrey Liaw	2019	338,884	330,000	2,534,555	—	9,000	(6)	3,212,439
President and Chief Financial Officer	2018	323,076	325,000	959,440	—	9,000		1,376,265
	2017	290,385	325,000	751,880	—	9,000		1,124,808

Vincent W. Mitz	2019	1	—	—	—	9,935	(7)	9,936
Former President	2018	1	—	—	—	23,844		23,845
	2017	1	—	—	—	23,844		23,845

William E. Franklin	2019	538,461	600,000	—	2,000,000	9,000	(8)	3,147,461
Former Executive Vice President	2018	494,230	600,000	1,918,880	—	9,000		3,022,110
	2017	470,192	600,000	—	—	9,000		1,079,192
____________________

(1)
The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.

(2)
Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2019, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019. For the number of outstanding equity awards held by the named executive officers as of July 31, 2019, see the “Outstanding Equity Awards” table in this proxy statement. Consistent with procedures previously adopted by our board, delays in effective dates of awards will occur if approved by the compensation committee during a closed trading window, until the first trading day upon which our trading window opened immediately following such approval.

(3)
Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of restricted stock units granted in the fiscal year 2019, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019. For the number of outstanding equity awards held by the named executive officers as of July 31, 2019, see the “Outstanding Equity Awards” table in this proxy statement. Consistent with procedures previously adopted by our board, delays in effective dates of awards will occur if approved by the compensation committee during a closed trading window, until the first trading day upon which our trading window opened immediately following such approval.

(4)
The amounts shown in this column equal the aggregate incremental cost to us of the particular benefit or perquisite provided. Amounts in this column include the aggregate incremental cost to us of a named executive officer’s (i) personal use of a company-owned automobile, and (ii) an automobile expense allowance.

(5)	Includes $40,728 related to personal use of company-owned automobiles, and $115,586 related to Mr. Adair's personal use of the company's aircraft during fiscal 2019.

(6)	Consists of $9,000 related to an automobile allowance.

(7)	Consists of $9,935 related to personal use of a company-owned automobile.

(8)	Consists of $9,000 related to an automobile allowance.

For a description of the components of our executive compensation program, including the process by which salaries and bonuses are determined, please see the section entitled “Compensation Philosophy and Program Design” in the Compensation Discussion and Analysis section of this proxy statement. For a description of our cash bonus program, please see the section entitled “Discretionary Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, who served during fiscal 2019 as our executive vice president, U.S. operations and shared services, in fiscal 2004 which was subsequently amended in September 2008 to comply with section 409A of the Internal Revenue Code, and Jeffrey Liaw, who served during fiscal 2019 as our senior vice president and chief financial officer, in fiscal 2016. For a description of the material terms of the employment agreements with each of Messrs. Franklin and Liaw, please see the section entitled “Employment Contracts and Severance Arrangements with Named Executive Officers” contained in this proxy statement.

Grants of Plan-Based Awards in Fiscal Year 2019

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended July 31, 2019.

	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
A. Jayson Adair	—	—	—	—	—
Jeffrey Liaw	3/7/2019	150,000	—	58.27	2,534,555
Vincent W. Mitz	—	—	—	—	—
William E. Franklin	3/7/2019	—	34,322	—	2,000,000
____________________

(1)
Represents an award of stock options. Mr. Liaw's option award vests 20% on the one year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

(2)
Represents an award of restricted stock units. Mr. Franklin's restricted stock award vests one-half on the first anniversary of the date of grant, and the balance vests on the second anniversary of the date of grant.

(3)
Amounts shown represent the grant date fair values of awards of stock options or restricted stock units, as applicable, granted in the fiscal year 2019, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019.

Outstanding Equity Awards at 2019 Fiscal Year End
The following table presents certain information concerning option awards held by the named executive officers at the end of the fiscal year ended July 31, 2019. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date
A. Jayson Adair	4,000,000	—	12/16/2013	17.81	12/16/2023
Jeffrey Liaw	40,000	30,000	1/4/2016	18.34	1/4/2026
	55,000	45,000	10/10/2016	27.10	10/10/2026
	35,000	65,000	10/4/2017	34.78	10/4/2027
	—	150,000	3/7/2019	58.27	3/7/2029
William E. Franklin	50,000	—	3/4/2011	10.28	3/4/2021
	100,000	—	1/14/2014	18.06	1/14/2024
	200,000	—	3/4/2014	18.32	3/4/2024
	173,333	26,667	3/9/2015	18.61	3/9/2025
	160,000	40,000	7/10/2015	17.73	7/10/2025
	70,000	130,000	10/4/2017	34.78	10/4/2027
___________________

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.
The following table presents certain information concerning restricted stock unit awards held by the named executive officers at the end of the fiscal year ended July 31, 2019. This table includes vested and unvested restricted stock unit awards.

	Restricted Stock Units
Named Executive Officer	Number of Unvested Restricted Stock Units (1)	Market Value of Unvested Restricted Stock Units ($)(2)
William E. Franklin	34,322	2,660,985
___________

(1)
One-half of Mr. Franklin's restricted stock units vest on the first anniversary of the date of grant, and the balance vest on the second anniversary of the date of grant, subject to Mr. Franklin’s continued service to us on each such vesting date.

(2)	Based on the closing price of $77.53 of Copart's common stock on July 31, 2019.

Option Exercises in Fiscal Year 2019

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2019, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
A. Jayson Adair	—	—
Jeffrey Liaw	—	—
Vincent W. Mitz	3,000,000	116,160,000
William E. Franklin	290,000	15,882,199

(1) Represents the fair market value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits and Non-Qualified Deferred Compensation

We did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during our fiscal year ended July 31, 2019. No named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended July 31, 2019.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Named Executive Officers

We are a party to written employment agreements with William E. Franklin, who served during fiscal 2019 as our executive vice president, U.S. operations and shared services, before transitioning in September 2019 to a non-executive role as senior advisor to the chief executive officer, and Jeffrey Liaw, our president and chief financial officer. These employment agreements set forth the base salary, bonus opportunity, benefits and the responsibilities of the position, as applicable, in effect at the time of execution of the agreement. In addition, the executive employment agreements require us to provide compensation to the executive in the event of termination of employment under certain circumstances.

Mr. Franklin’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of twelve months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

Mr. Liaw’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of six months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

In the executive employment agreements, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to us; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to our business; (v) misappropriation or embezzlement of our funds or an act of fraud or dishonesty upon us made by the executive; (vi) conviction of, or plea of nolo contendere to, a felony; or (vii) continued failure to comply with directives of senior management.

In the executive employment agreements, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred without his consent (and following any applicable cure period): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by us in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by us of any material provision of the employment agreement.

Change in Control Provisions

Neither our 2001 Stock Option Plan nor our 2007 Equity Incentive Plan, as amended and restated, provides for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee will have the right to exercise the option or stock purchase right as to all the shares underlying the applicable options, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

Potential Payments upon Termination or Change in Control

On the assumption that the involuntary termination of employment (including resignation for “good reason”) of the named executive officers took place on July 31, 2019, whether before or after a change in control, Mr. Franklin would have been entitled to receive severance payments and benefits totaling $550,000, the equivalent of twelve months of his fiscal 2019 base salary, less applicable tax withholding; and Mr. Liaw would have been entitled to receive severance payments and benefits totaling $170,775, the equivalent of six months of his fiscal 2019 base salary, less applicable tax withholding.

Equity Compensation Plan Information

The following table provides information as of July 31, 2019 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under our 2014 Employee Stock Purchase Plan and our 2007 Equity Incentive Plan, as amended and restated.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	10,030,450	(2)	$30.30	(3)	5,810,133	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	10,030,450		$30.30		5,810,133
____________________

(1)
    We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2014 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 2014 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)
    Reflects the number of shares of common stock to be issued under the 2007 Equity Incentive Plan, as amended and restated, upon (i) exercise of outstanding options, and (ii) vesting of restricted stock units

(3)	Reflects weighted average exercise price of outstanding options under the 2007 Equity Incentive Plan, as amended and restated.

(4)	Consists entirely of securities available for future issuance under the 2007 Equity Incentive Plan, as amended and restated.

RELATED PERSON TRANSACTIONS

Audit Committee Approval Policy

Our audit committee is responsible for the review, approval, or ratification of “related person transactions” between us and in which any person had or will have a direct or indirect material interest. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, officer, nominee for director, or 5% stockholder of Copart (and any of his or her immediate family members).

In October 2012, our audit committee adopted a revised written policy with respect to related person transactions. Under the policy, any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Person Transactions

Since the beginning of fiscal 2019 and to November 4, 2019 of fiscal 2020, we engaged in the related person transactions described in this section, all of which were approved by our audit committee. We believe that the terms of these transactions were no less favorable to us than could have been obtained from unaffiliated third parties.

Related Party Employment

We employ Brett Adair, the brother of A. Jayson Adair, our chief executive officer, in a non-executive officer position. In fiscal 2019, we paid Mr. Adair a total of $335,474, consisting of $215,474 in base salary, and $120,000 as a cash bonus. Mr. Adair's cash bonus was earned in fiscal 2019 and paid in fiscal 2020. We also granted Mr. Adair 100,000 stock options in fiscal 2019. In addition, Mr. Adair is given a monthly automobile expense allowance of $500.

We employ Diane Yassa, daughter of James E. Meeks, a member of our board of directors, in a non-executive officer position. In fiscal 2019, we paid Ms. Yassa a total of $242,830, consisting of $202,830 in base salary, and $40,000 as a cash bonus. Ms. Yassa's cash bonus was earned in fiscal 2019 and paid in fiscal 2020. We also granted Ms. Yassa 2,500 restricted stock units in fiscal 2019.

We employ Kevin Pratt, son-in-law of William E. Franklin, who served during fiscal 2019 as our executive vice president of U.S. operations and shared services, in a non-executive officer position. In fiscal 2019 we paid Mr. Pratt a total of $235,898, consisting of $180,898 in base salary and $55,000 as a cash bonus, which cash bonus was earned in fiscal 2019 and paid in fiscal 2020. In addition, Mr. Pratt is given a monthly automobile expense allowance of $500.

We employ Richard Harris, nephew of Willis J. Johnson, in a non-executive officer position. In fiscal 2019, we paid Mr. Harris a total of $120,000, consisting of base salary.

We employ Brian Cagnina, son of Vincent W. Mitz, in a non-executive officer position. In fiscal 2019, we paid Mr. Cagnina a total of $136,269, consisting of $104,865 in base salary and $31,404 as a bonus. Mr. Cagnina's bonus was paid one-half in cash and one-half in shares of restricted stock, and was earned in fiscal 2019 and paid in fiscal 2020.

In July 2019, we purchased a new company automobile for A. Jayson Adair, our chief executive officer, for $180,321. Mr. Adair's daughter served as the sales agent at the dealership from which we purchased the automobile.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Copart’s directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Copart shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Copart. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2019, except that A. Jayson Adair, our chief executive officer, did not timely report a gift of 5,300 shares from a trust established during fiscal 2019 for the benefit of one of his children, for which Mr. Adair serves as trustee.

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of November 3, 2019 by (i) all persons known by us to be beneficial owners of 5% or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation - Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within sixty days of November 3, 2019. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding(2)
5% or more beneficial owners, executive officers and directors:
The Vanguard Group (3)	23,006,596	9.90%
BlackRock, Inc. (4)	14,852,890	6.39%
Willis J. Johnson (5)	20,409,025	8.77%
A. Jayson Adair (6)	10,441,221	4.46%
Matt Blunt (7)	85,000	*
Steven D. Cohan (8)	305,024	*
Daniel J. Englander (9)	1,100,128	*
William E. Franklin (10)	436,591	*
Jeffrey Liaw (11)	157,114	*
James E. Meeks (12)	225,000	*
Vincent W. Mitz (13)	570,000	*
Thomas N. Tryforos (14)	869,544	*
Diane M. Morefield (15)	10,417	*
Stephen Fisher (16)	10,417	*
All directors and executive officers as a group (12 persons) (17)	33,642,890	14.34%
____________________

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise set forth in these footnotes, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

(2)	Based on 232,353,721 shares outstanding as of October 15, 2019.

(3)
Based solely on the most recently available Schedule 13G filed by The Vanguard Group with the SEC on March 11, 2019. The Vanguard Group reported sole voting power over 253,766 shares, shared voting power over 40,609 shares, sole dispositive power over 22,717,639 shares, and shared dispositive power over 288,957 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
Based solely on the most recently available Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2019. BlackRock, Inc. reported sole voting power over 13,049,891 shares, shared voting power over 0 shares, sole dispositive power over 14,852,890 shares, and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)
Includes 11,133,405 shares held by the Willis J. Johnson and Reba J. Johnson Revocable Trust U/A DTD 1/16/1997, for which Mr. Johnson and his wife are trustees, 2,014,000 shares held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners, 3,595,300 shares held directly by Willis J. Johnson, 1,200,000 shares held by the 2018 Willis J. Johnson Qualified Annuity Trust, for which Mr. Johnson serves as trustee, 1,200,000 shares held by the 2018 Reba J. Johnson Qualified Annuity Trust, for which Mr. Johnson serves as trustee, 561,320 shares held by Willis and Reba's Foundation, for which Mr. Johnson serves as President, and 400,000 shares held jointly by Willis J. Johnson and Reba J. Johnson. Also includes options to acquire 305,000 shares of common stock held by Mr. Johnson that are exercisable within sixty days after November 3, 2019.

(6)
Includes 6,373,465 shares held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, 267,756 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family, for which Mr. Adair serves as trustee, 1,100,000 shares held by JTGJ Investments, LP, a Texas limited partnership, 2,000,000 shares held by JTGJ Investments II, LP, a Texas limited partnership, and 700,000 shares held by The Adair Foundation, for which Mr. Adair serves as President. Mr. Adair disclaims beneficial ownership of the shares held by JTGJ Investments, LP, JTGJ Investments II, LP, and The Adair Foundation, except to the extent of his pecuniary interest.

(7)	Represents options to acquire 85,000 shares of common stock held by Mr. Blunt that are exercisable within sixty days after November 3, 2019.

(8)
Includes 24 shares held by the Cohan Revocable Trust U/A DTD 1/17/1996, for which Mr. Cohan serves as Trustee, and options to acquire 305,000 shares of common stock held by Mr. Cohan that are exercisable within sixty days after November 3, 2019.

(9)
Includes 399,800 held by Ursula Capital Partners, for which Mr. Englander is the sole general partner, 4,900 shares held by trusts for the benefit of members of Mr. Englander’s immediately family and 70,428 shares held directly by Mr. Englander. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 625,000 shares of common stock held by Mr. Englander that are exercisable within sixty days after November 3, 2019.

(10)	Includes 33,441 shares held directly and options to acquire 403,150 shares of common stock held by Mr. Franklin that are exercisable within sixty days after November 3, 2019.

(11)	Includes 2,113 shares held directly and options to acquire 155,001 shares of common stock held by Mr. Liaw that are exercisable within sixty days after November 3, 2019.

(12)	Represents options to acquire 225,000 shares of common stock held by Mr. Meeks that are exercisable within sixty days after November 3, 2019.

(13)	Includes 520,000 shares held directly and 50,000 shares held by the VWM Investment Trust, for which Mr. Mitz serves as trustee.

(14)
Includes 362,688 shares held by Elias Charles & Co. LLC, of which Mr. Tryforos is a member. Mr. Tryforos disclaims beneficial ownership of the shares held by Elias Charles & Co. LLC except to the extent of his pecuniary interest. Also includes 41,856 shares owned by others, for which Mr. Tryforos has shared dispositive power, but no voting power. Mr. Tryforos disclaims beneficial ownership of the shares owned by others. Also includes options to acquire 465,000 shares of common stock held by Mr. Tryforos that are exercisable within sixty days after November 3, 2019.

(15)	Represents options to acquire 10,417 shares of common stock held by Ms. Morefield that are exercisable within sixty days after November 3, 2019.

(16)	Represents options to acquire 10,417 shares of common stock held by Mr. Fisher that are exercisable within sixty days after November 3, 2019.

(17)
Includes 30,769,176 shares and options to acquire 2,618,985 shares of common stock held by all executive officers and directors as a group that are exercisable within sixty days after November 3, 2019.

OTHER MATTERS

Other Matters

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

Adjournment of the 2019 Annual Meeting

In the event that there are not sufficient votes present to vote on any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock in accordance with our bylaws.

Annual Report

A copy of our Annual Report for the fiscal year ended July 31, 2019 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Gregory R. DePasquale, Secretary
Dated: November 4, 2019

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING: The Proxy Statement and 2019 Annual Report are available free of charge at www.edocumentview.com/CPRT

Site of the Copart, Inc. 2019 Annual Stockholder Meeting

Directions to:	Copart, Inc. Dallas Corporate Office
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

From:	Dallas Fort Worth International Airport

Head towards the north exit
Take the ramp onto International Parkway (partial toll road)
Continue onto TX-121 N
Take the exit onto I-635 E
Take exit 22C to merge onto Dallas North Tollway N (partial toll road)
Take the exit toward Spring Valley Rd/Quorum Dr/Verde Valley Lane (toll road)
Merge onto Dallas Parkway
Turn left onto Spring Valley Road
Turn left onto Dallas Parkway
Destination will be on the right

Copart

VOTE

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Willis J. Johnson	☐	☐	☐	02 - A. Jayson Adair	☐	☐	☐	03 - Matt Blunt	☐	☐	☐
04 - Steven D. Cohan	☐	☐	☐	05 - Daniel J. Englander	☐	☐	☐	06 - James E. Meeks	☐	☐	☐
07 - Thomas N. Tryforos	☐	☐	☐	08 - Diane M. Morefield	☐	☐	☐	09 - Stephen Fisher	☐	☐	☐

Proposal	For	Against	Abstain
2. Advisory (non-binding) stockholder vote on executive compensation (say-on-pay vote).	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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Proxy – Copart, Inc.

Proxy for 2019 Annual Meeting of Stockholders
December 6, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COPART, INC.

The undersigned stockholder of Copart, Inc. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the notice of the 2019 Annual Meeting of Stockholders to be held on December 6, 2019 and the proxy statement, and appoints A. Jayson Adair and Gregory R. DePasquale or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2019 Annual Meeting of Stockholders of the Company to be held on Friday, December 6, 2019, at 8:00 a.m. Central Time, at 14185 Dallas Parkway, Suite 300, Dallas, TX 75254, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

For the proposals on the reverse side, the board of directors recommends that you vote "FOR" all of the nominees for director in Proposal 1, and "FOR" Proposals 2 and 3. This Proxy, when properly executed, will be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: "FOR" THE ELECTION OF THE DIRECTORS LISTED IN ITEM 1, "FOR" THE PROPOSAL LISTED IN ITEM 2 AND "FOR" THE PROPOSAL LISTED IN ITEM 3; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

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